
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Select L.P. and is qualified in its entirety by reference to such financial statements
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                     207,251,012
<SECURITIES>                                         0
<RECEIVABLES>                                4,452,356<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             219,366,812<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               219,366,812<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             4,778,950<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            21,473,364
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                           (16,694,414)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                       (16,694,414)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                              (16,694,414)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $722,305 and
subscriptions receivable of $3,730,051.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $6,887,064, and net option premiums of $776,380.
<F3>Liabilities include redemptions payable of $3,764,242, accrued brokerage fees of $1,270,975 and accrued management fees of $525,921.
<F4>Total revenue includes realized trading revenue of $(1,351,849), net change in unrealized of $(1,547,990) and interest income of $7,678,789.

